SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2003

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Item 7. Financial Statements and Exhibits.

(c) Exhibits

This exhibit is furnished pursuant to Item 12 and shall not be deemed to be “filed”.

Exhibit No.	Description
99.1	Press Release of School Specialty, Inc., dated June 3, 2003.

Item 9. Regulation FD Disclosure (Information Being Furnished Under Item 12).

On June 3, 2003, School Specialty, Inc. announced its financial results for fiscal 2003’s fourth quarter and the fiscal year ended April 26, 2003 and certain other information. The press release, which has been attached as Exhibit 99.1, discloses certain financial measures, such as EBITDA (earnings before interest and other, taxes, depreciation and amortization) and free cash flow, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. In order to fully assess the Company’s financial results, management believes that EBITDA and free cash flow are appropriate measures of evaluating operating performance and liquidity. Furthermore, management believes that EBITDA provides useful information because this information is used in calculating certain financial covenants under the Company’s credit facility. However, these measures should be considered in addition to, and not as a substitute for operating income, cash flows or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in the press release have been reconciled within the press release to the nearest GAAP measure.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCHOOL SPECIALTY, INC. (Registrant)
Date: June 3, 2003	/S/ DAVID J. VANDER ZANDEN David J. Vander Zanden President and Chief Executive Officer (Principal Executive Officer)
Date: June 3, 2003	/S/ MARY M. KABACINSKI Mary M. Kabacinski Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of School Specialty, Inc., dated June 3, 2003.

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